Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 31, 2025, with respect to the financial statements of ESS Tech, Inc., incorporated herein by reference.

/s/ KPMG LLP
Portland, Oregon
March 31, 2025